                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K /A



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    August 26, 2002

                           Mobile Area Networks, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Florida
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


               333-18439                                   59-3482752
       ------------------------                 -------------------------------
       (Commission File Number)                 (I.R.S. Employer Identification
                                                               No.)


1275 Lake Heathrow Lane, Suite 115, Heathrow, Florida                    32746
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

407-333-2350
----------------------------------------------------
(Registrant's Telephone Number, Including Area Code)

Item 2. Acquisition or Disposition of Assets.

      (a) On August 12, 2002 Mobile Area Networks, Inc. (the "Registrant") entered into an agreement to acquire all of the operating assets of Vintage Industries, Inc. in a stock for assets purchase.

      (i) The assets being acquired consist of an ongoing business with computerized plastics molds engineering and manufacturing equipment including a complete machine tool shop, Patents pending for a process that rapidly produces plastic injection molds, numerous plastics injection molding presses, all office and support equipment, and the existing customer base of the company.

      (ii) The Registrant will issue 1,440,000 (having a market value of approximately $274,000 at August 12, 2002) of its Restricted Common Shares to be disbursed equally among the current shareholders of Vintage Industries, Inc. Vintage Industries, Inc. will be dissolved and all future operations may continue within Mobile Area Networks, Inc. or as a separate business segment. The Registrant has also agreed to assume responsibility for the current liabilities of Vintage. After the issuance of the shares used in this transaction the effect will be that the former owners of Vintage will own jointly approximately 4% of the then outstanding shares of the Registrant which if taken as a control group will not change the control of the Registrant.

      (iii) The amount of consideration was derived by arms-length negotiations with the shareholders of Vintage Industries, Inc. and is not a representation as to current or future share value of either company.

      (iv) The four shareholders of Vintage Industries, Inc. consist of three family members; Russell C.Vallone, and his sons Joseph R. and James C. Vallone; plus a close associate Mark F. Welzbacher. All the shares used in this transaction to be held by the selling group if voted as a block would not constitute a change in control of the Registrant. There is no relationship between any of the shareholders of Vintage and any Director, Officer, or associate of the Registrant.

      (b) The assets being acquired in this transaction consist of various small and large plastic injection molding equipment and molds, machine tool equipment for manufacturing plastics molds and other equipment, raw material inventories, and many other such items as may be required in the plastics molding business, as well as a Patent Pending technology and method to build very high precision production molds rapidly.

      (i) The assets of the business have been used in the business of design engineering and production of intricate plastics molds and produced plastic and metal parts.

      (ii) It is the intent of the Registrant to continue to devote the assets to the same purpose for which they were being used.

Item 7.    Financial Statements and Exhibits.

      (i) Financial statements for the privately held company from which assets are being acquired had not previously been audited. Audits have been completed by the Registrant's Certifying Accountant for the years 2000, 2001 and are herewith included along with Interim Unaudited Statements for the Six Months as Exhibits to this amended 8-K/A.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Mobile Area Networks, Inc.
                                              --------------------------
                                              (Registrant)

Date:    October 23, 2002                     By: /s/ George Wimbish
                                                  -------------------------
                                                  George Wimbish, President
                                                  & Chief Executive Officer